Exhibit 10.5

                              ASSIGNMENT AGREEMENT

       This Assignment is dated for reference the 15th day of May, 2005

BETWEEN : FIRSTLINE RECOVERY SYSTEMS INC., a British Columbia (Incorporation No. BC0565677) having its registered office at 102- 20475 Douglas Crescent Langley, British Columbia, Canada, V3A4B6.

                                    (hereinafter referred to as the "Assignor" )
                                                               OF THE FIRST PART

AND : FIRSTLINE ENVIRONMENTAL SOLUTIONS INC., a Florida Incorporated Corporation FEI No. 6150016885, having its Registered Agent office at 7695 S.W. 104th Street Suite 210 Miami. Florida, 33156.

                                    (hereinafter referred to as the "Assignee" )
                                                              OF THE SECOND PART

A. WHEREAS Firstline Recovery Systems Inc. is a wholly-owned subsidiary of Firstline Environmental Solutions Inc. and has financial interest in the business success of Firstline Recover)' Systems Inc.

B. The Assignor is the holder and registered owner of certain Mineral Claims in the Province of British Columbia. Canada, and more particularly known and described from the BC Mining Title Office as: Tenure Numbers 506325. 506328, 506333, 506335, 506336,. 5O6337, ( 514389 Hawk Placer Claim ) and 374389 Joytown
Placer Claim ).

           (Hereinafter called the Mineral Tenure and Placer Claims)

NOW THEREFORE IN CONSIDERATION of the premises and of the covenants herein contained, it is hereby mutually covenanted, agreed and acknowledged between the parties as follow:

1. The Assignor does and shall assign all of its interest in the Mineral Tenure and Placer Claims now held for the purchase price of One Hundred and two thousand and two Canadian Dollars. Assignor assigns to the beneficiary of the Assignee and the Assignee^ successors and Assigns forever, and shall work, transfer, lease or dispose of the Mineral Tenure claims in such manner as the Assignee will lawfully direct.

2. The Assignee covenants and agrees with the Assignor that the Assignee will indemnify and save harmless the Assignor from any and all claims, demands, payments of money, causes of action, suits, judgments arising out of or in connection with the Mineral Tenure Claims.

3. The Assignor herby covenants and agrees with the Assignee to deliver such other documents and undertakings as necessary to cause meetings to be held, and resolutions to be passed by the directors in order to do and perform the necessary duties to give full effect of this Assignment Agreement.

4. This Agreement shall enure to the benefit of the parties hereto and shall be governed by the laws of the Province of British Columbia.


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5.   The Assignee agrees to be responsible for and to pay all costs and expenses, including solicitor's fees and accountant's fees, incurred by the Assignor in connection and the execution or tins Agreement.

IN WITNESS WHEREOF the parties have duly executed these presents the day and year first above written.



                      FIRSTLINE RECOVERY SYSTEMS INC

                      /s/EVAN BRETT
                      -------------
                      Authorized Signatory
                      Evan Brett, Secretary' & Director


                      FIRSTLINE ENVIRONMENTAL SOLUTIONS INC.

                      /S/TOM HATTON
                      -------------
                      Authorized Signatory
                      Tom Hatton, President  & Director




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